Exhibit 21

SUBSIDIARIES

American National Insurance Company’s significant subsidiaries, as of December 31, 2012, are:

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Alternative Benefit Management, Inc.	Nevada
American National Administrators, Inc.	Texas
American National County Mutual Insurance Company[1]	Texas
American National General Insurance Company	Missouri
American National Insurance Service Company	Missouri
American National Life Holdings, Inc.	Nevada
American National Life Insurance Company of Texas American National Life Insurance Company of New York	Texas New York
American National Lloyds Insurance Company[2]	Texas
American National Property & Casualty Holdings, Inc.	Delaware
American National Property and Casualty Company American National Registered Investment Advisor, Inc.	Missouri Texas
ANICO Eagle, LLC	Texas
ANICO Eagle 99, LLC	Texas
ANICO Financial Services, Inc.	Texas
AN Stonebriar, Ltd.	Texas
AN/CAN Investments, Inc.	Canada
ANDV 97, LLC.	Texas
ANH20, Inc.	Texas
ANIND TX, LLC.	Texas
ANPAC Lloyds Insurance Management, Inc.	Texas
ANPAC Louisiana Insurance Company	Louisiana
ANPIN, L.P.	Texas
ANREINV, LLC.	Texas
ANREM Corporation	Texas
ANTAC, LLC.	Texas
Baron Phoenix Apts, LLC	Arizona
Comprehensive Investment Services, Inc.	Nevada
Eagle AN, L.P.	Texas
Eagle Ind., L.P.	Texas
Farm Family Casualty Insurance Company	New York
Farm Family Life Insurance Company	New York
Galveston Island Water Park, L.P.	Texas
Garden State Life Insurance Company	Texas
Germann Road Land Development, LLC	Colorado
I-10 Industrial Development LLC	Colorado
Pacific Property and Casualty Company	California
PCO Battery Brooke Parkway, L.P.	Virginia
PCO Carolina Pines, L.P.	South Carolina
PCO Kent Drive, L.P.	Georgia

[1]	Not controlled by ownership, but by management contract with American National Insurance Company.
[2]	Not controlled by ownership, but by management contract with ANPAC Lloyds Insurance Management, Inc.

Preston 121 Partners, Ltd.	Texas
Rural Agency and Brokerage of New Hampshire, Inc.	New Hampshire
Rural Agency and Brokerage, Inc.	New York
South Shore Harbour Development, Ltd.	Texas
Standard Life and Accident Insurance Company	Texas
Standard Plus, Inc.	Texas
United Farm Family Insurance Company	New York

•	In addition to the entities shown in this chart, American National Insurance Company owns a direct or indirect interest in certain joint ventures and limited partnerships. Such ownership is primarily in connection with real estate investments. In addition, American National Insurance Company owns several “shell” companies, which are currently inactive.